UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/16/2006

MONITRONICS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  333-110025

Texas	742719343
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2350 Valley View Lane, Suite 100, Dallas, Texas 75234
(Address of principal executive offices, including zip code)

(972) 243-7443
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On February 16, 2006, James R. Hull and the Board of Directors of Monitronics International, Inc. (the "Company") agreed that Mr. Hull will retire as Chief Executive Officer and President of the Company effective March 31, 2006. Mr. Hull will continue as Chairman of the Board.

Michael Haislip, age 53, currently the Chief Operational Officer of the Company, will succeed Mr. Hull as the Company's Chief Executive Officer and President. The Board of Directors of the Company has elected Mr. Haislip as a director, effective March 31, 2006.

Item 9.01.    Financial Statements and Exhibits

99.1 Press Release of Monitronics International, Inc. dated February 17, 2006, announcing its financial results for the quarter ended December 31, 2005 and the retirement of its Chief Executive Officer and President (paragraph 9 is furnished and not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended).

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONITRONICS INTERNATIONAL, INC.

Date: February 17, 2006	By:	/s/ Michael R. Meyers
Michael R. Meyers
Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release